10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
Income Advantage
Security
Ticketmaster
Advisor
EIMCO
Transaction Date
7/16/08
Cost
"$1,840,000"
Offering Purchase
0.61%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan Securities
"Merrill Lynch, Pierce, Fenner & Smith Inc"
Banc of America Securities LLC
"Wachovia Capital Markets, LLC"

Fund
Income Advantage
Security
XTO Energy
Advisor
EIMCO
Transaction Date
5/9/08
Cost
"$255,000"
Offering Purchase
0.03%
Broker
Lehman Brothers
Underwriting Syndicate Members
Piper Jaffray & Co
Suntrust Robinson Humphrey
UBS Securities
Wells Fargo
Wachovia

Fund
Income Advantage
Security
Centerpoint Energy Inc
Advisor
EIMCO
Transaction Date
5/1/08
Cost
"$465,000"
Offering Purchase
0.16%
Broker
Lehman Brothers
Underwriting Syndicate Members
Lehman
RBS Geenwich Capital
Wachovia Securities Inc
Barclays Capital

Fund
Income Advantage
Security
MarkWest Energy
Advisor
EIMCO
Transaction Date
5/28/08
Cost
"$910,000"
Offering Purchase
0.18%
Broker
JP Morgan
Underwriting Syndicate Members
JP Morgan
RBC Capital Markets
Wachovia

Fund
Income Advantage
Security
Airgas
Advisor
EIMCO
Transaction Date
6/5/08
Cost
"$1,950,000"
Offering Purchase
0.49%
Broker
Bank of America
Underwriting Syndicate Members
Banc of America
Barclays Capital
BB&T Capital Markets
Wachovia Securities

Fund
Income Advantage
Security
Lender Proc Services
Advisor
EIMCO
Transaction Date
6/18/08
Cost
"$1,850,000"
Offering Purchase
0.49%
Broker
JP Morgan
Underwriting Syndicate Members
Banc of America Secs
JP Morgan Securities
Wachovia Securities Inc
ING Wholesale Banking